Exhibit 10.2

Limited Waiver by the Sole Holder of the Series A Preferred Shares

August 12, 2026

Reference is made to that certain Second Amended and Restated Statement of Designations of Rights, Preferences and Privileges of Series A Cumulative Convertible Perpetual Preferred Shares (the “Statement of Designations”, and such shares, the “Series A Preferred Shares”) of Icon Energy Corp. (the “Company”). As of the date hereof, the undersigned holder (the “Holder”) owns, beneficially and of record, all of the issued and outstanding Series A Preferred Shares. Capitalized terms used herein but not defined shall have the meanings set forth in the Statement of Designations.

Pursuant to the Statement of Designations, the Series A Preferred Shares are entitled to accrue dividends at the applicable dividend rate set forth therein, which shall be paid in cash or in kind, or in a combination thereof, at the election of the Company. In the event of a payment in kind for a Dividend Period, commencing with the next succeeding Dividend Period, the Dividend Rate shall be adjusted in accordance with the Statement of Designations (the “PIK Adjustment”). On June 29, 2026, the Company declared dividends on the Series A Preferred Shares for the Dividend Period ended June 30, 2026, and elected to pay same in kind, by issuing an additional 2,436 Series A Preferred Shares to the Holder on June 30, 2026. Notwithstanding anything to the contrary contained in the Statement of Designations, the Holder hereby agrees to waive, solely with respect to the dividend paid on June 30, 2026, its right to a PIK Adjustment, and the Holder hereby consents to any amendment to the Statement of Designations deemed by the Company to be necessary or appropriate to give effect to such waiver.

Further, the Holder hereby agrees to waive its Conversion Rights under Section 6 of the Statement of Designations solely when, and for as long as, the number of available common shares of the Company, par value $0.001 per share (the “Common Shares”) are not sufficient to effect the conversion of all then outstanding Series A Preferred Shares held by the Holder; provided that the Company has complied in all material respects with its obligations under the Statement of Designations, including but not limited to taking such corporate action as may, in the opinion of its counsel, be necessary to increase its available Common Shares to such number of shares as shall be sufficient for such purpose, and engaging in best efforts to obtain the requisite approvals of any necessary amendment to the Statement of Designations or the Articles. For the purposes of this paragraph, available Common Shares means all of the authorized but unissued Common Shares that have not been reserved by the Company under any equity compensation plan or in connection with any outstanding options, warrants, convertible securities or other rights to acquire Common Shares, and any Common Shares held as treasury shares.

For the avoidance of doubt, none of the foregoing waivers shall affect any of the Holder’s other rights in accordance with the terms of the Statement of Designations, including but not limited to its rights to receive dividends, future PIK Adjustments, and Conversion Rights when there are sufficient Common Shares to effect the conversion.

In exchange for such waivers, the Company shall, at any time on or before December 31, 2026, declare and promptly thereafter pay a restricted stock dividend on the Series A Preferred Shares in an aggregate amount of $1,500,000 of Common Shares. The number of Common Shares shall be calculated based on the volume weighted average price per Common Share as reported by Bloomberg or Nasdaq and calculated during regular trading hours over the five (5) consecutive trading day period expiring on the trading day immediately prior to the declaration date (the “Restricted Shares”). The Restricted Shares, if any, shall be subject to a 180-day lock-up period, meaning that, for a period of 180 days following the issuance date, the Holder may not offer, sell, pledge or otherwise dispose of the Restricted Shares.

The Restricted Shares which may be acquired by the Holder pursuant to this Limited Waiver are being acquired for investment purposes only and not with a view to any public distribution thereof in violation of any securities laws, and the Holder shall not offer to sell or otherwise dispose of the Restricted Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Holder acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Holder understands that, when delivered to the Holder, none of the Restricted Shares will be registered pursuant to the Securities Act of 1933, as amended, and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States. Each certificate for Restricted Shares shall bear the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE LAWS OR (II) AN APPLICABLE EXEMPTION THEREFROM AND AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

In addition, with retroactive effect from the Original Issue Date, the parties hereby agree that (i) a change of control of the Company and (ii) a sale of all or substantially all of the assets, property or business of the Company on a consolidated basis individually or in a series of transactions before a change of control of the Company, shall not be deemed Liquidation Events for the purposes of Section 4 of the Statement of Designations, and the Holder hereby consents to any amendment to the Statement of Designations deemed by the Company to be necessary or appropriate to give effect to such agreement.

All questions concerning the construction, validity, enforcement and interpretation of this Limited Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of New York.

[signature page follows]

[signature page to the Limited Waiver by the Sole Holder of the Series A Preferred Shares dated August 12, 2026]

IN WITNESS WHEREOF, the undersigned has caused this Limited Waiver to be executed as of the date first written above.

HOLDER:

Atlantis Holding Corp.

		By:	/s/ Ismini Panagiotidi

Name: Ismini Panagiotidi

ACKNOWLEDGED AND AGREED:		Title: Director

Icon Energy Corp.

By:	/s/ Dennis Psachos

Name: Dennis Psachos

Title: Chief Financial Officer